Exhibit 99.1

American Realty Capital Hospitality Trust, Inc. HIT REIT Q2 2018 Investor Presentation August 29, 2018

Risk Factors Investing in our common stock involves a degree of risk . See the section entitled “Risk Factors” in the most recent Annual Report on Form 10 - K of Hospitality Investors Trust, Inc . (“HIT REIT,” the “Company” or “we”) for a discussion of the risks which should be considered in connection with the Company . Forward - Looking Statements This presentation may contain forward - looking statements . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review Risk Factors at the end of this presentation for a discussion of risks and uncertainties that could cause actual results to differ materially from our forward - looking statements. Risk Factors 2

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# Q2 2018 Results, Highlights, and Recent Activity

| | |
|---|---|
| **Property Performance: Q2 and YTD 2018** | ▪ **Total Portfolio (144 Hotels):**<br>– Total Revenues of $164.8M and $304.8M in Q2 and YTD, respectively<br>– Hotel EBITDA of $53.3M and $90.0M in Q2 and YTD, respectively(1)<br>▪ **Hotels Not Under Renovation with Completed Renovations (34)(2):** Aggregate RevPAR increases of 3.9% and 3.8% vs. prior year period in Q2 and YTD, respectively<br>▪ **Pro Forma Hotels Not Under Renovation (100)(3):** Aggregate RevPAR increase of 0.9% and 0.3% vs. prior year period in Q2 and YTD, respectively<br>▪ **Industry:**<br>– For comparable U.S. industry chain scales(4), average RevPAR increases were 2.9% and 2.8% in Q2 and YTD, respectively<br>– For select-service lodging REIT peers(5), average RevPAR increases were 1.3% and 0.65% in Q2 and YTD, respectively |
| **Hotel Capital Investment** | ▪ $277M of combined PIP and capital expenditures with respect to our hotels from acquisition through 6/30/18 ($27.2M and $60.6M during Q2 and YTD, respectively)<br>▪ Wave 5 PIPs (32 hotels) are complete(6), marking PIP renovations at 78 of the 141 hotels which are part of our PIP program<br>– Approximately 5% of total portfolio room nights offline YTD due to Wave 5 PIPs |

(1) See Exhibit A on page 13 for further discussion of Hotel EBITDA, which is a non-GAAP financial measure
(2) Represents 28 "Wave 1" hotels that completed brand-mandated Property Improvement Plans ("PIPs") in Q1 2016 and 6 "Wave 2" hotels that completed PIPs in Q4 2016
(3) Represents hotels that we classify as not under renovation as of June 30, 2018; for this purpose, "under renovation" is generally defined as extensive renovation of core aspects of the hotels, such as rooms, meeting space, lobby, bars, restaurants and other public spaces; we consider hotels to be under renovation beginning in the quarter that they start material renovations and continuing until the end of the fourth full quarter following substantial completion of the renovations
(4) Represents average of Upscale and Upper Midscale Chain Scales as defined by Smith Travel Research based on previous year's Average Daily Rate
(5) Reflects average Q2 and YTD 2018 year-over-year RevPAR change of Apple Hospitality REIT (APLE), Summit Hotel Properties (INN), RLJ Lodging Trust (RLJ) and Chatham Lodging Trust (CLDT), based on public filings by these companies
(6) 30 of 32 "Wave 5" hotels had been completed as of June 30, 2018 while the remaining two hotels were completed in August 2018

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4 2018 Outlook Hotel Capital Investment ▪ 22 additional hotels (Waves 6 and 7) scheduled to commence PIPs in late 2018/early 2019, which upon completion will mark 100 hotels renovated since acquisition ▪ PIP process to continue for at least the next two years Debt Capital Structure Enhancements ▪ Depending on market conditions, Company continues to explore strategic refinancing and cost saving opportunities ▪ Preferred equity interests held by affiliates of the Whitehall real estate private equity funds sponsored by Goldman Sachs (“Whitehall”) currently amount to $219M (as of 8/9/18); redemption in full expected by 2/27/19 Acquisitions & Dispositions ▪ Continue to assess non - core dispositions and premium acquisition reinvestment opportunities, subject to market conditions Key Stakeholder/Investor Considerations Distribution Policy ▪ We continue to reinvest in our portfolio through brand - mandated PIPs, in accordance with our primary objective of maximizing hotel performance and value enhancement, with the ultimate goal of optimally positioning the Company for a future liquidity event ▪ We do not expect to reinstate distributions prior to the completion of all remaining PIPs Liquidity Event Timetable (1) ▪ We continue to work towards positioning HIT for a liquidity event (such as a public listing, merger or sale) within three to five years, depending on capital market and current macroeconomic conditions ▪ We will continue to assess the possibility of earlier liquidity opportunities 2018 Strategic Outlook and Key Stakeholder/Investor Considerations (1) Reflects Company assumptions which are subject to change; there can be no assurance a liquidity event will be achieved wi thi n this estimated timeframe or at all

▪ We own and acquire premier select - service hotels that are: ▪ Affiliated with premium national brands such as Hilton, Marriott and Hyatt ▪ Operated by award - winning and experienced property management companies ▪ Located in strong U.S. markets with diverse demand generators ▪ Well maintained, with brand - mandated renovations expected to further drive hotel operating performance ▪ Positioned as market leaders with attractive rates, occupancies and cash flows ▪ Purchased at what we believe to be a discount to replacement cost ▪ Best in class capital providers signal institutional affirmation of our platform and strategy Hospitality Investors Trust Business Thesis: 5 Investment Strategy

6 Case Study: Select Renovated Hotels (Before & After) Courtyard Flagstaff, AZ Our PIP Program is a focal point of our investment thesis and is intended to transform older assets into modern, vibrant hotels; this is expected to improve their competitive position and enhance performance

7 Case Study: Select Renovated Hotels (Before & After) Homewood Suites Hartford Windsor Locks, CT

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# Financial Summary as of June 30, 2018

*($ in millions, except ADR and RevPAR)*

| Portfolio Summary | |
|---|---|
| Hotels | 144 |
| Keys | 17,316 |
| States | 33 |
| MSAs | 78 |

| Capital Structure Summary | |
|---|---|
| Total Assets | $2,392.6 |
| Mortgage Debt (net) | $1,501.6 |
| Mandatorily Redeemable Preferred Securities (net)[4] | $219.1 |
| Contingently Redeemable Class C Units[5] | $157.5 |
| Debt / Assets | 62.8% |
| Debt + Preferred + Class C / Assets | 78.5% |

| Summary of Actual Financials During Period of Ownership | Q2 2018 | YTD June 2018 |
|---|---|---|
| Total Revenue | $164.8 | $304.8 |
| Hotel Expenses | ($111.5) | ($214.8) |
| Hotel EBITDA[7] | $53.3 | $90.0 |

| Pro Forma Operating Metrics[1] | Q2 2018 | vs. Q2 2017 | YTD June 2018 | vs. YTD June 2017 |
|---|---|---|---|---|
| **Total Portfolio (144 Hotels)[2]** | | | | |
| Number of Rooms | 17,316 | *0.0%* | 17,316 | *0.0%* |
| Occupancy | 79.4% | *(1.8%)* | 74.1% | *(3.8%)* |
| ADR | $126.64 | *1.1%* | $125.44 | *1.2%* |
| RevPAR | $100.58 | *(0.8%)* | $92.98 | *(2.7%)* |
| **Hotels Not Under Renovation with Completed Renovations (34 Hotels)[3]** | | | | |
| Number of Rooms | 4,256 | *0.0%* | 4,256 | *0.0%* |
| Occupancy | 83.1% | *0.7%* | 80.5% | *1.3%* |
| ADR | $131.15 | *3.1%* | $130.09 | *2.5%* |
| RevPAR | $108.93 | *3.9%* | $104.68 | *3.8%* |
| **Hotels Not Under Renovation (100 Hotels)[6]** | | | | |
| Number of Rooms | 12,310 | *0.0%* | 12,310 | *0.0%* |
| Occupancy | 80.5% | *(0.6%)* | 76.9% | *(1.0%)* |
| ADR | $127.38 | *1.6%* | $126.65 | *1.3%* |
| RevPAR | $102.54 | *0.9%* | $97.45 | *0.3%* |

(1) Pro forma results include the results of seven of the 144 hotels acquired during Q2 2017, as if they had been owned for all of the periods presented; also excludes the results of three hotels that were sold during Q4 2017 and one hotel which was sold during Q1 2018 for all periods presented
(2) Occupancy and RevPAR declines primarily driven by greater number of hotels under renovation and rooms out-of-service during 2018 compared to the comparable 2017 period and slow return to normal occupancy for hotels that recently completed renovations
(3) Represents 28 "Wave 1" hotels that completed brand-mandated PIPs in Q1 2016 and 6 "Wave 2" hotels that completed PIPs in Q4 2016
(4) As a result of the mandatory redemption feature and other characteristics of this instrument, it is treated as debt in accordance with GAAP
(5) As of June 30, 2018, the liquidation preference was $169.2 million; as a result of the contingent redemption features and other characteristics of this instrument, it is treated as temporary equity in accordance with GAAP
(6) The Company had 44 hotels classified as under renovation as of June 30, 2018; see footnote 3 on slide 3 for Company's definition of "under renovation"
(7) See Exhibit A on page 13 for further discussion of Hotel EBITDA, which is a non-GAAP financial measure

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Hotels Keys % Keys Summary by Brand 62 7,845 45.3% 62 6,831 39.4% 17 2,230 12.9% Other 3 410 2.4% Total 144 17,316 100.0% Hotels Keys % Keys Top 5 Flags 43 5,154 29.8% 23 2,796 16.1% 16 2,081 12.0% 19 1,751 10.1% 11 1,494 8.6% Top 5 MSAs Hotels Keys % Keys Miami / East Coast of South FL 7 780 4.5% Orlando 4 780 4.5% Chicago 5 763 4.4% Atlanta 3 543 3.1% Baton Rouge 5 499 2.9% Portfolio Composition Geography (144 Hotels, 33 States) Top Hotels by State 9 Current Hotel Portfolio Snapshot 22 13 12 9 6 6 5 5 5 5 5 FL TN TX GA KY IL OH MI LA CA CO

10 Conclusion ▪ In Q2 2018, we continued to see improved operating results and performance for the first two Waves of our PIP program, generating what we believe to be a strong return on capital ▪ Wave 5 of PIP program (comprising 32 hotels) is complete as of 8/29/18 ▪ PIP program will continue and is expected to improve the competitive position of our hotels, drive performance and ultimately maximize stockholder value ▪ We continue to monitor debt market conditions in order to strengthen our capital structure and achieve lower interest costs ▪ We intend to continue to look at opportunities to strategically sell non - core assets and reallocate any capital generated by the sales into opportunities that we believe will produce more attractive stockholder returns ▪ Board and Management continue to be committed to the Company’s stakeholders and maximizing stakeholder value

See ‘‘Risk Factors’’ beginning on page 8 of the Company’s 2017 Form 10 - K for a discussion of the risks that should be considered in connection with your investment in our common stock, including : • We have entered into agreements with Brookfield Strategic Real Estate Partners II Hospitality REIT II LLC (the “Brookfield Investor”), pursuant to which, among other things, the Brookfield Investor has purchased $160.0 million in units of a new class of limited partner interests in our operating partnership entitled “Class C Units” (the “Convertible Preferred Units”), and the Brookfield Investor has agreed to purchase additional Convertible Preferred Units in an aggregate amount of up to $240.0 million at subsequent closings (“Subsequent Closings”). We may require funds, which may not be available on favorable terms or at all, in addition to our operating cash flow, cash on hand and the proceeds that may be available from sales of Convertible Preferred Units at Subsequent Closings, which are subject to conditions, to meet our capital requirements. • The interests of the Brookfield Investor may conflict with our interests and the interests of our stockholders, and the Brookfield Investor has significant governance and other rights that could be used to control or influence our decisions or actions. • The prior approval rights of the Brookfield Investor will restrict our operational and financial flexibility and could prevent us from taking actions that we believe would be in the best interest of our business. • We no longer pay distributions and there can be no assurance we will resume paying distributions in the future. • We may not be able to make additional investments unless we are able to identify an additional source of capital on favorable terms and obtain prior approval from the Brookfield Investor. • We have a history of operating losses and there can be no assurance that we will ever achieve profitability. • We have terminated our advisory agreement with our former advisor, American Realty Capital Hospitality Advisors, LLC, and other agreements with its affiliates as part of our transition from external management to self - management. As part of this transition, our business may be disrupted and we may become exposed to risks to which we have not historically been exposed. 11 Risk Factors

12 Risk Factors • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid. • All of the properties we own are hotels, and we are subject to risks inherent in the hospitality industry. • Increases in interest rates could increase the amount of our debt payments. • We have incurred substantial indebtedness, which may limit our future operational and financial flexibility. • We depend on our operating partnership and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to their obligations, which include distribution and redemption obligations to holders of Convertible Preferred Units and the preferred equity interests issued by two of our subsidiaries that indirectly own 111 of our hotels. • The amount we would be required to pay holders of Convertible Preferred Units in a fundamental sale transaction may discourage a third party from acquiring us in a manner that might otherwise result in a premium price to our stockholders. • We may fail to realize the expected benefits of our acquisitions of hotels within the anticipated timeframe or at all and we may incur unexpected costs. • Increases in labor costs could adversely affect the profitability of our hotels. • Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we may not be profitable or realize growth in the value of our real estate properties. • A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments. • Our real estate investments are relatively illiquid and subject to some restrictions on sale, and therefore we may not be able to dispose of properties at the time of our choosing or on favorable terms. • Our failure to continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes could have a material adverse effect on us.

# Exhibit A: Non-GAAP Financial Measure – Hotel EBITDA

**Below is a reconciliation from net loss, the most directly comparable GAAP measure, to Hotel EBITDA**

| *($ in thousands)* | Q2 2018 | Q2 2017 | YTD through June 30, 2018 | YTD through June 30, 2017 |
|---|---|---|---|---|
| Net loss attributable to common stockholders | ($29,439) | ($27,255) | ($53,238) | ($47,934) |
| Deemed dividend related to beneficial conversion feature of class C units | - | - | - | 4,535 |
| Dividends on class C Units | 5,281 | 4,312 | 9,950 | 4,312 |
| Accretion of Class C Units | 638 | 541 | 1,227 | 541 |
| Net Loss before dividends and accretion (in accordance with GAAP) | (23,520) | (22,402) | (42,061) | (38,546) |
| Plus: Net income (loss) attributable to non-controlling interest | 47 | 63 | 19 | 83 |
| Net Loss and comprehensive loss (in accordance with GAAP) | (23,473) | (22,339) | (42,042) | (38,463) |
| Depreciation and amortization | 28,253 | 25,911 | 54,624 | 52,055 |
| Impairment of goodwill and long-lived assets | 17,255 | 17,442 | 17,255 | 17,442 |
| Interest Expense | 26,234 | 25,911 | 51,340 | 49,291 |
| Acquisition and transaction related costs | 27 | 462 | 27 | 498 |
| Other (income) expense | (126) | (25) | (113) | (37) |
| Equity in earnings of unconsolidated entities | (56) | (179) | 98 | (150) |
| General and administrative | 4,824 | 6,915 | 9,681 | 9,841 |
| Income tax (benefit) expense | 334 | 1,676 | (910) | 433 |
| **Hotel EBITDA** | **$53,272** | **$55,774** | **$89,960** | **$90,910** |

Hotel EBITDA is used by management as a performance measure and we believe it is useful to investors as a supplemental measure in evaluating our financial performance because it is a measure of hotel profitability that excludes expenses that we believe may not be indicative of the operating performance of our hotels. We believe that using Hotel EBITDA, which excludes the effect of expenses not related to operating hotels and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of hotel operating profitability between periods. For example, interest expense and general and administrative expenses are not linked to the operating performance of a hotel and Hotel EBITDA is not affected by whether the financing is at the hotel level or corporate level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the hotel level. We believe that investors should consider our Hotel EBITDA in conjunction with net income (loss) and other required GAAP measures of our performance to improve their understanding of our operating results.

Hotel EBITDA, or similar measures, are commonly used as performance measures by other public hotel REITs. However, not all public hotel REITs calculate Hotel EBITDA, or similar measures, the same way. Hotel EBITDA should be reviewed in conjunction with other GAAP measurements as an indication of our performance. Hotel EBITDA should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance.

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